EXHIBIT 99.3


                           OPHTHALMIC IMAGING SYSTEMS

HAND DELIVERED                                                February 12, 1998

Colette Cozean, Ph.D.
President, CEO and
  Chairman of the Board                                            CONFIDENTIAL
Premier Laser Systems, Inc.
Morgan Avenue
Irvine, CA 92718

Dear Ms. Cozean:

         In connection with the interest of Premier Laser Systems, Inc. ("PSI") in a possible merger, purchase, consolidation, or other acquisition (an "Acquisition Transaction") of Ophthalmic Imaging Systems, a California corporation (the "Company") with PSI, the Company proposes to make available to you certain confidential, nonpublic, or proprietary information concerning the business, operations, and assets of the Company so that you may determine whether you have an interest in pursuing the Acquisition Transaction. As a condition to our furnishing such information to you, we are requiring that you agree, as set forth below, to treat confidentially such information and any other information that the Company or their respective agents or representatives (including attorneys) furnishes to PSI or any of its "Affiliates" (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or to PSI and its Affiliates' directors, officers, employees, agents, advisors, prospective bank or institutional lenders, or representatives of your agents, advisors, or prospective lenders (all of the foregoing collectively referred to as "PSI Representatives"), whether furnished before or after the date of this letter agreement (this "Agreement"), together with all notes, analyses, compilations, studies, or other documents or records, whether prepared by PSI, PSI Representatives, or others, which contain or otherwise reflect or are generated from such information (collectively, the "Evaluation Material"), and to take or abstain from taking certain other actions set forth herein. PSI will be responsible for any breach of this Agreement by PSI or any PSI Representative.

         The term "Evaluation Material" does not include information which (i) becomes generally available to the public other than as a result of a disclosure by PSI or a PSI Representative, (ii) was available to you on a non-confidential basis prior to its disclosure to PSI by the Company or its representatives or agents, or (iii) becomes available to you on a non-confidential basis from a source other than the Company or its representatives or agents (including, without limitation, information developed by PSI without use of the Evaluation Material), provided that such source is not known by PSI (after such inquiry as would be reasonable under the circumstances) to be bound by a confidentiality agreement with the Company or its representatives or agents, or otherwise prohibited from transmitting the information to PSI or any PSI Representative by a contractual, legal, or fiduciary obligation.

         PSI agrees that the Evaluation Material will be kept confidential by PSI and each PSI Representative and, except with the specific prior written consent of the Company or as expressly otherwise permitted by the terms hereof, will not be disclosed by PSI or any PSI Representative. It is understood that PSI may disclose the Evaluation Material only to those of the PSI Representatives who,


221 Lathrop Way, Suite 1/bullet/Sacramento, California/bullet/95815/bullet/ 916/646-2020/bullet/fax 916/646-0207


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in PSI's reasonable judgment, need to know such information for the purpose of evaluating a possible Acquisition Transaction (provided that such Representatives shall be informed by PSI of the confidential nature of the Evaluation Material and shall agree to be bound by the terms of this Agreement) and, in any event, such disclosures will be made only to the extent necessary for such purposes. PSI further agrees that the Evaluation Materials will be used solely for the purpose of evaluating a possible Acquisition Transaction and for no other reason or purpose, and that neither PSI nor any PSI Representative will use any of the Evaluation Material in any way detrimental to the Company or its shareholders.

         Without the prior written consent of the Company, PSI and the PSI Representatives will not disclose to any person (1) the fact that the Evaluation Material has been made available to PSI or the PSI Representatives, or that PSI or the PSI Representatives have inspected any portion of the Evaluation Material, (2) the fact that any discussions or negotiations are taking place concerning a possible Acquisition Transaction, or (3) any of the terms, conditions, or other facts with respect to any possible Acquisition Transaction, including the status thereof; unless and only to the extent that such disclosure (after making reasonable efforts to avoid such disclosure and after advising and consulting with the Company about your intention to make, and the proposed contents of, such disclosure) is, in the opinion of PSI's counsel, required by applicable law. The term "person" as used in this Agreement shall be broadly interpreted to include without limitation any individual, corporation, company, partnership, group, joint venture, syndicate, trust, estate, unincorporated organization, or similar association or organization.

         In the event that PSI or any of the PSI Representatives are requested or required by judicial or other similar legal process (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, or similar process) to disclose any of the Evaluation Material, or are required to disclose that discussions or negotiations are taking place concerning the Acquisition Transaction, or any of its terms, conditions, or other facts with respect thereto, and PSI or the PSI Representatives are advised by counsel that PSI or they must disclose such information or else stand liable for contempt or other penalty or censure, it is agreed that PSI or such PSI Representative, as the case may be, will provide the Company with prompt oral and written notice of such request(s) or requirement(s) so that the Company may seek an appropriate protective order or other appropriate remedy and/or waive PSI's or such PSI Representative's compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that the Company grants a waiver hereunder, PSI or such PSI Representative may furnish that portion (and only that portion) of the Evaluation Material which, in the written opinion of PSI's counsel, that PSI is legally required to disclose (provided, however, that if PSI proposes to make any disclosure based on the advice of counsel as aforesaid, PSI will give the Company written notice of the specific information to be disclosed as far in advance of its disclosure is practicable) and will exercise your best efforts to obtain reliable assurance that confidential treatment will be accorded any Evaluation Material so furnished.

         In addition, PSI hereby acknowledges that PSI is aware (and that your Representatives who are apprised of this matter have been or will be advised) that the United States and the State of California securities laws generally prohibit persons with material non-public information about a company obtained directly or indirectly from that company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

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         In view of the fact that the Evaluation Material consists of confidential and non-public information, PSI will enter into that certain Standstill Agreement of even date herewith by and between PSI and the Company contemporaneously with the execution of this confidentiality agreement.

         It is further agreed that PSI or the Company may elect at any time to terminate further access to, and review of the Evaluation Material. If such an election is made by PSI or if PSI determines that it does not wish to enter into a friendly, mutually agreeable Acquisition Transaction with the Company, PSI will promptly advise the Company of such determination. In such case or in the event that no Acquisition Transaction by PSI and the Company is effected for any reason whatsoever after the Evaluation Material is furnished to PSI, or otherwise upon the written request the Company, PSI will promptly deliver to the Company all Evaluation Material and other documents or materials furnished by the Company to PSI or any of the PSI Representatives, together with all copies thereof in the possession of PSI or any PSI Representatives. In the event of such return of Evaluation Material, all memoranda, notes, compilations, analysis, studies, and other writings prepared by PSI or any of the PSI Representatives based on the Evaluation Materials will be destroyed, with any such destruction confirmed by PSI in writing to the Company. Notwithstanding the return or destruction of such Evaluation Material, and related information, PSI and the PSI Representatives will continue to be bound by the confidentiality and other obligations under this Agreement. The obligations and agreements contained in this Agreement shall survive any such termination and shall remain in effect.

         Although PSI understands that the Company has endeavored to include in the Evaluation Material information known to the Company which the Company believes to be relevant for the purpose of PSI's investigation, PSI further understands that neither the Company, nor any of its agents or representatives make any representation or warranty as to the accuracy or completeness of the Evaluation Material. PSI agrees that neither the Company or its Affiliates nor any of its or its Affiliates' directors, officers, employees, agents, representatives, or advisors shall have any liability to PSI or any of the PSI Representatives resulting from the use of the Evaluation Material. Only those representations and warranties that may be made to PSI or your Affiliates in a definitive written agreement for an Acquisition Transaction, when, as, and if executed and subject to such limitations and restrictions as may be specified therein, shall have any legal effect, and you agree that if you determine to engage in an Acquisition Transaction such determination will be based solely on the terms of such written agreement and on your own investigation, analysis, and assessment of the business to be acquired. Moreover, unless and until such a definitive written agreement is entered into, none of the Company, its affiliates, or PSI will be under any obligation of any kind whatsoever with respect to such an Acquisition Transaction except for the matters specifically agreed to in this Agreement. This Agreement embodies the entire understanding and agreement between the parties with respect to the Evaluation Material and the Acquisition Transaction and supersede any prior understandings and agreements relating thereto. The agreements set forth in this Agreement may be modified or waived only by a separate writing signed by both the Company and PSI which expressly so modifies or waives such agreements.

         PSI also acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by PSI or the PSI Representatives and that any such breach would cause the Company irreparable harm. Accordingly, you also agree that in the event of any breach or threatened breach of this Agreement, the Company, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

         PSI agrees that it will indemnify the Company and its Representatives, in respect of all claims, losses, costs, liabilities, and expenses, including reasonable attorneys fees and disbursements (during

                                       -3-

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investigation prior to initiation of litigation, during litigation, and at trial and appellate proceedings if litigation ensues), directly or indirectly resulting from or arising out of the enforcement of this confidentiality agreement, including, but not limited to, enforcement proceedings with respect to any breach or claimed breach of this confidentiality agreement by PSI or any PSI Representative.

         It is understood and agreed that no failure or delay by the Company in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

         The obligations and agreements contained in this Agreement are in addition to, and not in limitation of, any other applicable legal restrictions upon the use and disclosure of the Evaluation Materials.

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed within such state, without giving effect to its conflicts of laws, principles, or rules.

         The provisions of this Agreement shall expire three years from the date hereof.

         If you are in agreement with the foregoing, please indicate by signing and returning one copy of this Agreement, which thereupon will constitute our agreement with respect to the subject matter hereof.

                                     Very truly yours,

                                            OPHTHALMIC IMAGING SYSTEMS


                                            By: /s/ STEVEN R. VERDOONER
                                               ---------------------------
                                                Steven R. Verdooner
                                                Chief Executive Officer

Confirmed and agreed to as of to as of
the date first written:

    PREMIER LASER SYSTEMS, INC.


By: /s/ COLETTE COZEAN
   --------------------------
        Colette Cozean, Ph.D.
Title: President, CEO and Chairman

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